Exhibit 99

MASCO CORPORATION REPORTS THIRD QUARTER 2017 RESULTS

Key Highlights

•	Sales for the third quarter increased 3 percent to $1.9 billion; in local currency, sales increased 2 percent

•	Operating profit for the quarter grew 10 percent to $295 million; adjusted operating profit grew 8 percent to $296 million

•	Earnings per share for the quarter grew 15 percent to $0.46 per common share; adjusted earnings per share grew 22 percent to $0.50 per common share

•	Updating 2017 earnings per share target to $1.93 to $1.97 from $1.93 to $2.00 per common share which reflects the impact of the severe hurricanes

LIVONIA, Mich. (October 24, 2017) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported net sales and operating profit growth in the third quarter of 2017.

“We are pleased with our performance and the progress we made towards our growth initiatives during the quarter, especially in light of the impact from the severe hurricanes experienced in Texas, Florida, and Puerto Rico,” said Masco President and CEO, Keith Allman. “Growth was once again led by our Plumbing Products and Decorative Architectural Products segments, and we continued to invest in our strong plumbing brands and our pro paint initiative. Additionally, we returned approximately $210 million to shareholders through dividends and share repurchases in the quarter.”

2017 Third Quarter Commentary

•	On a reported basis, compared to third quarter 2016:

•	Net sales increased 3 percent to $1.9 billion; in local currency net sales increased 2 percent

•	In local currency, North American sales increased 2 percent and international sales increased 4 percent

•	Gross margins improved 90 basis points to 33.6 percent from 32.7 percent

•	Operating margins improved 90 basis points to 15.2 percent from 14.3 percent

•	Net income was $0.46 per common share compared to $0.40 per common share

•	Compared to third quarter 2016, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 34 percent (36 percent in 2016), were as follows:

•	Gross margins improved to 33.6 percent compared to 32.9 percent

•	Operating margins improved to 15.3 percent compared to 14.7 percent

•	Net income was $0.50 per common share, compared to $0.41 per common share

•	Liquidity at the end of the third quarter was approximately $1.2 billion

•	4.0 million shares were repurchased in the third quarter

2017 Third Quarter Operating Segment Highlights

•	Plumbing Products’ net sales increased 6 percent (4 percent excluding the impact of foreign currency translation), driven by North American and international growth

•	Decorative Architectural Products’ net sales increased 3 percent with growth from Behr’s pro initiative and Liberty’s builders’ hardware business

•	Cabinetry Products’ net sales decreased 4 percent due to decreased sales to U.S. and U.K. builders

•
Windows and Other Specialty Products’ net sales were flat due to the divestiture of Arrow Fastener. Excluding the impact of this divestiture, net sales increased 9 percent, driven by strong sales of windows in North America

Outlook

“The demand drivers underlying our industry continue to be strong and very supportive of long-term growth,” said Allman. “The negative effects of the hurricanes are expected to be short-term for our business, and we are confident in our plans to leverage our strong brands, industry leading positions, and our Masco Operating System to capitalize on these robust, long-term demand drivers. Considering the impact of the severe weather experienced recently, we are updating our 2017 earnings per share target to a range of $1.93 to $1.97. Looking forward, we are committed to achieving our 2019 earnings per share target of $2.50 that we announced at our Investor Day in May.”

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; and Hot Spring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2017 third quarter supplemental material, including a presentation in PDF format, is available on Masco’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, October 24, 2017 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 89235746. The conference call will be webcast simultaneously and in its entirety through Masco’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on Masco’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 89235746. The telephone replay will be available approximately two hours after the end of the call and continue through November 24, 2017.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of home improvement activity and new home construction, our ability to maintain our strong brands and to develop and introduce new and improved products, our ability to maintain our competitive position in our industries, our reliance on key customers, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to improve our under-performing U.S. window business, the cost and availability of raw materials, our dependence on third party suppliers, and risks associated with international operations and global strategies. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Nine Months Ended September 30, 2017 and 2016

(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$1,936	$1,877	$5,770	$5,598
Cost of sales	1,286	1,263	3,775	3,715
Gross profit	650	614	1,995	1,883

Selling, general and administrative expenses	355	345	1,090	1,045
Operating profit	295	269	905	838

Other income (expense), net:
Interest expense	(43)	(43)	(239)	(186)
Other, net	4	1	58	5
	(39)	(42)	(181)	(181)
Income before income taxes	256	227	724	657

Income tax expense	96	81	243	229
Net income	160	146	481	428
Less: Net income attributable to noncontrolling interest	12	12	35	35
Net income attributable to Masco Corporation	$148	$134	$446	$393

Income per common share attributable to Masco Corporation (diluted):
Net income	$0.46	$0.40	$1.38	$1.17

Average diluted common shares outstanding	316	329	319	332

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Nine Months Ended September 30, 2017 and 2016

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,936	$1,877	$5,770	$5,598

Gross profit, as reported	$650	$614	$1,995	$1,883
Rationalization charges	1	4	3	10
Gross profit, as adjusted	$651	$618	$1,998	$1,893

Gross margin, as reported	33.6%	32.7%	34.6%	33.6%
Gross margin, as adjusted	33.6%	32.9%	34.6%	33.8%

Selling, general and administrative expenses, as reported	$355	$345	$1,090	$1,045
Rationalization charges	—	2	—	6
Selling, general and administrative expenses, as adjusted	$355	$343	$1,090	$1,039

Selling, general and administrative expenses as percent of net sales, as reported	18.3%	18.4%	18.9%	18.7%
Selling, general and administrative expenses as percent of net sales, as adjusted	18.3%	18.3%	18.9%	18.6%

Operating profit, as reported	$295	$269	$905	$838
Rationalization charges	1	6	3	16
Operating profit, as adjusted	$296	$275	$908	$854

Operating margin, as reported	15.2%	14.3%	15.7%	15.0%
Operating margin, as adjusted	15.3%	14.7%	15.7%	15.3%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Nine Months Ended September 30, 2017 and 2016

(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Income Per Common Share Reconciliations

Income before income taxes, as reported	$256	$227	$724	$657
Rationalization charges	1	6	3	16
(Gain) from auction rate securities	—	—	—	(1)
(Gains) from private equity funds, net	—	(1)	(2)	(2)
(Earnings) from equity investments, net	—	—	(1)	(1)
Impairment of private equity funds	2	—	2	—
Loss on extinguishment of debt	—	—	107	—
(Gain) on sale of business	(2)	—	(51)	—
Income before income taxes, as adjusted	257	232	782	669
Tax at 34% rate (36% for 2016)	(87)	(84)	(266)	(241)
Less: Net income attributable to noncontrolling interest	12	12	35	35
Net income, as adjusted	$158	$136	$481	$393

Net income per common share, as adjusted	$0.50	$0.41	$1.51	$1.18

Average diluted common shares outstanding	316	329	319	332

Outlook for the Twelve Months Ended December 31, 2017

	Twelve Months Ended December 31, 2017
	Low End	High End
Income Per Common Share Outlook

Net income per common share	$1.80	$1.84
Loss on extinguishment of debt	0.22	0.22
(Gain) on sale of business	(0.11)	(0.11)
Allocation to participating securities per share (1)	0.02	0.02
Net income per common share, as adjusted	$1.93	$1.97

(1) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
September 30, 2017 and December 31, 2016

(dollars in millions)

	September 30, 2017	December 31, 2016
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$1,141	$990
Short-term bank deposits	77	201
Receivables	1,128	917
Inventories	866	712
Prepaid expenses and other	96	114
Total Current Assets	3,308	2,934

Property and equipment, net	1,097	1,060
Goodwill	801	832
Other intangible assets, net	156	154
Other assets	121	157
Total Assets	$5,483	$5,137

Liabilities
Current Liabilities:
Accounts payable	$916	$800
Notes payable	117	2
Accrued liabilities	675	658
Total Current Liabilities	1,708	1,460

Long-term debt	2,969	2,995
Other liabilities	746	785
Total Liabilities	5,423	5,240

Equity	60	(103)
Total Liabilities and Equity	$5,483	$5,137

	As of September 30,
	2017	2016
Other Financial Data
Working Capital Days
Receivable days	51	50
Inventory days	63	56
Payable days	72	72
Working capital	$1,078	$946
Working capital as a % of sales (LTM)	14.3%	12.9%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Nine Months Ended September 30, 2017 and 2016

(dollars in millions)

	Nine Months Ended September 30,
	2017	2016
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$745	$670
Working capital changes	(278)	(187)
Net cash from operating activities	467	483

Cash Flows From (For) Financing Activities:
Retirement of notes	(535)	(1,300)
Purchase of Company common stock	(312)	(242)
Cash dividends paid	(96)	(95)
Dividend paid to noncontrolling interest	(35)	(31)
Issuance of notes, net of issuance costs	593	889
Debt extinguishment costs	(104)	(40)
Issuance of Company common stock	—	1
Employee withholding taxes paid on stock-based compensation	(29)	(40)
Decrease in debt, net	—	(2)
Net cash for financing activities	(518)	(860)

Cash Flows From (For) Investing Activities:
Capital expenditures	(113)	(117)
Proceeds from disposition of business	128	—
Other, net	142	77
Net cash from (for) investing activities	157	(40)

Effect of exchange rate changes on cash and cash investments	45	(10)

Cash and Cash Investments:
Increase (decrease) for the period	151	(427)
At January 1	990	1,468
At September 30	$1,141	$1,041

	As of September 30,
	2017	2016
Liquidity
Cash and cash investments	$1,141	$1,041
Short-term bank deposits	77	182
Total Liquidity	$1,218	$1,223

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Nine Months Ended September 30, 2017 and 2016

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Plumbing Products
Net sales	$951	$899	6%	$2,763	$2,635	5%

Operating profit, as reported	$175	$174		$529	$491
Operating margin, as reported	18.4%	19.4%		19.1%	18.6%

Rationalization charges	—	5		—	11
Accelerated depreciation related to rationalization activity	1	—		1	—
Operating profit, as adjusted	176	179		530	502
Operating margin, as adjusted	18.5%	19.9%		19.2%	19.1%

Depreciation and amortization	16	14		45	42

EBITDA, as adjusted	$192	$193		$575	$544

Decorative Architectural Products
Net sales	$553	$536	3%	$1,711	$1,649	4%

Operating profit, as reported	$104	$111		$346	$355
Operating margin, as reported	18.8%	20.7%		20.2%	21.5%

Depreciation and amortization	4	4		12	12

EBITDA	$108	$115		$358	$367

Cabinetry Products
Net sales	$229	$239	(4)%	$711	$736	(3)%

Operating profit, as reported	$19	$19		$65	$77
Operating margin, as reported	8.3%	7.9%		9.1%	10.5%

Rationalization charges	—	—		2	4
Accelerated depreciation related to rationalization activity	—	1		—	1
Operating profit, as adjusted	19	20		67	82
Operating margin, as adjusted	8.3%	8.4%		9.4%	11.1%

Depreciation and amortization	3	4		11	14

EBITDA, as adjusted	$22	$24		$78	$96

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Nine Months Ended September 30, 2017 and 2016

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
Windows and Other Specialty Products
Net sales	$203	$203	—%	$585	$578	1%

Operating profit (loss), as reported	$23	$(10)		$47	$(9)
Operating margin, as reported	11.3%	(4.9)%		8.0%	(1.6)%

Depreciation and amortization	5	6		16	16

EBITDA	$28	$(4)		$63	$7

Total
Net sales	$1,936	$1,877	3%	$5,770	$5,598	3%

Operating profit, as reported - segment	$321	$294		$987	$914
General corporate expense, net (GCE)	(26)	(25)		(82)	(76)
Operating profit, as reported	295	269		905	838
Operating margin, as reported	15.2%	14.3%		15.7%	15.0%

Rationalization charges - segment	—	5		2	15
Accelerated depreciation - segment	1	1		1	1
Operating profit, as adjusted	296	275	-$336,000,000	908	854	-$336,000,000
Operating margin, as adjusted	15.3%	14.7%		15.7%	15.3%

Depreciation and amortization - segment	28	28		84	84
Depreciation and amortization - non-operating	2	5		10	15

EBITDA, as adjusted	$326	$308		$1,002	$953

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Nine Months Ended September 30, 2017 and 2016

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
North American
Net sales	$1,529	$1,497	2%	$4,600	$4,445	3%

Operating profit, as reported	$266	$235		$835	$749
Operating margin, as reported	17.4%	15.7%		18.2%	16.9%

Rationalization charges	—	4		2	11
Accelerated depreciation related to rationalization activity	1	1		1	1
Operating profit, as adjusted	267	240		838	761
Operating margin, as adjusted	17.5%	16.0%		18.2%	17.1%

Depreciation and amortization	18	19		56	57

EBITDA, as adjusted	$285	$259		$894	$818

International
Net sales	$407	$380	7%	$1,170	$1,153	1%

Operating profit, as reported	$55	$59		$152	$165
Operating margin, as reported	13.5%	15.5%		13.0%	14.3%

Rationalization charges	—	1		—	4
Operating profit, as adjusted	55	60		152	169
Operating margin, as adjusted	13.5%	15.8%		13.0%	14.7%

Depreciation and amortization	10	9		28	27

EBITDA, as adjusted	$65	$69		$180	$196

Total
Net sales	$1,936	$1,877	3%	$5,770	$5,598	3%

Operating profit, as reported - segment	$321	$294		$987	$914
General corporate expense, net (GCE)	(26)	(25)		(82)	(76)
Operating profit, as reported	295	269		905	838
Operating margin, as reported	15.2%	14.3%		15.7%	15.0%

Rationalization charges - segment	—	5		2	15
Accelerated depreciation - segment	1	1		1	1
Operating profit, as adjusted	296	275		908	854
Operating margin, as adjusted	15.3%	14.7%		15.7%	15.3%

Depreciation and amortization - segment	28	28		84	84
Depreciation and amortization - non-operating	2	5		10	15

EBITDA, as adjusted	$326	$308		$1,002	$953

Historical information is available on our website.